Exhibit 23(D)

TIAA Real Estate Account
c/o Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York, 10017-3206

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 27, 2016 with respect to the Statement of Revenue and Certain Operating Expenses of Pacific City for the year ended December 31, 2015; and our report dated November 21, 2016 with respect to the Statement of Revenue and Certain Operating Expenses of Greene Crossing for the year ended December 31, 2015; and our report dated December 12, 2016 with respect to the Statement of Revenue and Certain Operating Expenses of BLVD63 for the year ended December 31, 2015; and our report dated February 8, 2017 with respect to the Statement of Revenue and Certain Operating Expenses of Campus Pointe I for the year ended December 31, 2015 in the Registration Statement (Form S-1) and related prospectus of TIAA Real Estate Account.

AGH, LLC
March 21, 2017

3500 Piedmont Road • Suite 500 • Atlanta, Georgia 30305 • Phone (404) 233-5486 • Fax (404) 237-8325
cpa@aghllc.com • www.aghllc.com

Members of The American Institute of CPAs, Georgia Society of CPAs and Geneva Group International